RULE NO. 424(B)(3)
                                                      REGISTRATION NO. 333-35910

               PROSPECTUS SUPPLEMENT NO. 7 DATED FEBRUARY 5, 2001
                      (TO PROSPECTUS DATED AUGUST 3, 2000)




                                     PSINET
                                     [LOGO]






     16,500,000 SHARES OF 7% SERIES D CUMULATIVE CONVERTIBLE PREFERRED STOCK
            15,430,800 SHARES OF COMMON STOCK ISSUABLE ON CONVERSION
             5,000,000 SHARES OF COMMON STOCK ISSUABLE AS DIVIDENDS
               750,000 SHARES OF COMMON STOCK ISSUABLE IN EXCHANGE
                       FOR FUNDS HELD IN A DEPOSIT ACCOUNT

                      -------------------------------------

               This supplement amends and supplements certain information contained in the prospectus, dated August 3, 2000. This supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments or supplements to the prospectus. The information contained in this supplement supersedes any contrary statements contained in the prospectus.

               This supplement relates to the sale from time to time by the selling shareholders of up to 16,500,000 shares of our Series D preferred stock and up to 15,430,800 shares of our common stock issuable upon conversion of the Series D preferred stock. In addition, we may issue to the selling shareholders up to 5,000,000 shares of common stock as dividends on the Series D preferred stock and up to 750,000 shares of common stock in lieu of cash payments otherwise required under the deposit account arrangement described in the prospectus.

               Investment in our securities involves significant risks and uncertainties. Please see "Risk Factors" in Exhibit 99.1 to our Form 10-Q for the quarter ended September 30, 2000, as filed with the Securities and Exchange Commission on November 14, 2000, which contains a discussion of certain material risks incorporated by reference into this registration statement and other filings made by us with the Securities and Exchange Commission.

                       ----------------------------------
                 The date of this supplement is February 5, 2001

                              SELLING SHAREHOLDERS

               In February 2000 we issued an aggregate of 16,500,000 shares of our Series D preferred stock in an offering made pursuant to Rule 144A under the Securities Act of 1993. The Series D preferred stock is convertible into shares of our common stock.

               None of the selling shareholders has held any position or office or had a material relationship with PSINet or any of its affiliates within the past three years, except for Donaldson, Lufkin & Jenrette Securities Corporation, which, from time to time, has served as our investment banker and an underwriter and initial purchaser of our securities and Merrill Lynch, Pierce Fenner and Smith Inc. which, from time to time, has served as an underwriter and initial purchaser of our securities.

               The following table sets forth information as of February 5, 2001, which has been provided to us by the selling shareholders, regarding beneficial ownership of our Series D preferred stock and common stock by each selling shareholder.


                                                                         SHARES THAT
                                            SHARES                       MAY BE SOLD
                                         BENEFICIALLY                 PURSUANT TO THIS                  SHARES OWNED
                                            OWNED(1)                      PROSPECTUS                    AFTER OFFERING
                                    -------------------------   ------------------------------  ---------------------------
                                    SERIES D                       SERIES D                      SERIES D
                                    PREFERRED         COMMON       PREFERRED       COMMON        PREFERRED         COMMON
                                      STOCK          STOCK(2)        STOCK         STOCK           STOCK          STOCK(3)
                                    -------------------------   ------------------------------  ---------------------------
                                     No. of           No. of        No. of        No. of       of              No. of
SELLING SHAREHOLDERS                 Shares           Shares        Shares        Shares      Shares    %      Shares    %
--------------------                 ------           ------        ------        ------      ------ -------   ------  ----
Abbott Laboratories Annuity
Retirement Plan.............          4,000            3,741         4,000          3,741      --      --         --    --

ABN AMRO Incorporated.....           20,000           18,704        20,000         18,704      --      --         --    --

Alscott Investments, LLC....         56,006           52,377        56,006         52,377      --      --         --    --

Alta Partners Holdings, LDC.        150,000          140,280       150,000        140,280      --      --         --    --

Argent Classic Convertible
Arbitrage Fund (Bermuda) L.P.       240,000          224,448       240,000        224,448      --      --         --    --

Aspen Growth & Income
Fund   .....................         31,446           29,409        31,446         29,409      --      --         --    --

Bank America Pension Plan...         75,000           70,140        75,000         70,140      --      --         --    --

Bankers Life and Casualty
Company- Convertible........         20,000           18,704        20,000         18,704      --      --         --    --

California Public Employees'
Retirement System...........        165,000          154,308       165,000        154,308      --      --         --    --

CFFX, LLC...................         92,600           86,600        92,600         86,600      --      --         --    --

CIBC Balanced Fund..........         43,000           40,214        43,000         40,214      --      --         --    --

CIBC CDN Bond FD............        136,000          127,188       136,000        127,188      --      --         --    --

Circlet (IMA) Limited.......         66,700           62,378        66,700         62,378      --      --         --    --

Credit Suisse First Boston
Corporation.................         30,000           28,056        30,000         28,056      --      --         --    --

Deeprock & Co...............         75,000           70,140        75,000         70,140      --      --         --    --

Deutsche Bank Securities Inc        908,000          849,162       908,000        849,162      --      --         --    --

Donaldson, Lufkin & Jenrette
Securities Corp.............        444,000          415,229       444,000        415,229      --      --         --    --

ECT Investments, Inc........        100,000           93,520       100,000         93,520      --      --         --    --

Family Service Life
Insurance Co................         12,000           11,223        12,000         11,223      --      --         --    --

                                       -2-


                                                                         SHARES THAT
                                            SHARES                       MAY BE SOLD
                                         BENEFICIALLY                 PURSUANT TO THIS                  SHARES OWNED
                                            OWNED(1)                      PROSPECTUS                    AFTER OFFERING
                                    -------------------------   ------------------------------  ---------------------------
                                    SERIES D                       SERIES D                      SERIES D
                                    PREFERRED         COMMON       PREFERRED       COMMON        PREFERRED         COMMON
                                      STOCK          STOCK(2)        STOCK         STOCK           STOCK          STOCK(3)
                                    -------------------------   ------------------------------  ---------------------------
                                     No. of           No. of        No. of        No. of       of              No. of
SELLING SHAREHOLDERS                 Shares           Shares        Shares        Shares      Shares    %      Shares    %
--------------------                 ------           ------        ------        ------      ------ -------   ------  ----
Federated Insurance Series,
on behalf of its Federated
Utility Fund II.............         54,000           50,501        54,000         50,501      --      --         --    --

Federated Utility Fund, Inc...      347,000          324,515       347,000        324,515      --      --         --    --

Fidelity Financial Trust:
Fidelity Convertible
Securities Fund.............        214,800          200,881       214,800        200,881      --      --         --    --

First Union Securities Inc...        30,000           28,056        30,000         28,056      --      --         --    --

Fonds d'Epargne retraite des
ingenieurs du Quebec........         25,000           23,380        25,000         23,380      --      --         --    --

Fundamental Investors, Inc..        575,000          537,740       575,000        537,740      --      --         --    --

General Motors Welfare
Benefit Trust (L-T Veba)....         77,500           72,478        77,500         72,478      --      --         --    --

General Motors Welfare
Benefit Trust (S-T Veba)....         50,000           46,760        50,000         46,760      --      --         --    --

GLG Market Neutral Fund.....        413,800          386,986       413,800        386,986      --      --         --    --

Goldman Sachs and Company...         35,990           33,658        35,990         33,658      --      --         --    --

Granville Capital Corporation.      128,000          119,706       128,000        119,706      --      --         --    --

GTE High Yield..............         20,000           18,704        20,000         18,704      --      --         --    --

Guardian Life Insurance Co..        180,000          168,336       180,000        168,336      --      --         --    --

Guardian Pension Trust......          8,000            7,482         8,000          7,482      --      --         --    --

JADV Growth & Income Fund...          4,046            3,784         4,046          3,784      --      --         --    --

Janus Growth & Income Fund..      1,313,953        1,228,809     1,313,953      1,228,809      --      --         --    --

JMG Capital Partners, LP....        509,850          476,812       509,850        476,812      --      --         --    --

JMG Triton Offshore Fund
Ltd.........................      1,019,350          953,297     1,019,350        953,297      --      --         --    --

JNL/Janus Growth & Income Fund        2,975            2,783         2,975          2,783      --      --         --    --

JP Morgan Securities, Inc...        282,600          264,288       282,600        264,288      --      --         --    --

Kansas City Life Insurance
Company.....................         20,000           18,704        20,000         18,704      --      --         --    --

KBC Financial Products
USA Inc.....................        160,000          149,632       160,000        149,632      --      --         --    --

KVS Growth and Income Fund..         10,535            9,853        10,535          9,853      --      --         --    --

L.A. Fire and Police Pension
Fund........................        429,000          401,201       429,000        401,201      --      --         --    --

Legg Mason High Yield
Portfolio...................         80,000           74,816        80,000         74,816      --      --         --    --

Legg Mason Offshore High
Yield.......................         40,000           37,408        40,000         37,408      --      --         --    --

Lincoln National Global Asset
Allocation Fund, Inc. ......            900              842           900            842      --      --         --    --

LLT, Ltd....................         32,000           29,926        32,000         29,926      --      --         --    --

Lyxor Master Fund...........         73,300           68,550        73,300         68,550      --      --         --    --

MassMutual Corporate
Investors...................         15,000           14,028        15,000         14,028      --      --         --    --

MassMutual Corporate Value
Partners Limited............         40,000           37,408        40,000         37,408      --      --         --    --

MassMutual High Yield
Partners II LLC.............         65,000           60,788        65,000         60,788      --      --         --    --


                                       -3-


                                                                         SHARES THAT
                                            SHARES                       MAY BE SOLD
                                         BENEFICIALLY                 PURSUANT TO THIS                  SHARES OWNED
                                            OWNED(1)                      PROSPECTUS                    AFTER OFFERING
                                    -------------------------   ------------------------------  ---------------------------
                                    SERIES D                       SERIES D                      SERIES D
                                    PREFERRED         COMMON       PREFERRED       COMMON        PREFERRED         COMMON
                                      STOCK          STOCK(2)        STOCK         STOCK           STOCK          STOCK(3)
                                    -------------------------   ------------------------------  ---------------------------
                                     No. of           No. of        No. of        No. of       of              No. of
SELLING SHAREHOLDERS                 Shares           Shares        Shares        Shares      Shares    %      Shares    %
--------------------                 ------           ------        ------        ------      ------ -------   ------  ----
Massachusetts Mutual Life
Insurance Company...........         65,000           60,788        65,000         60,788      --      --         --    --

McMahan Securities Co. L.P..         65,000           60,788        65,000         60,788      --      --         --    --

Merrill Lynch, Pierce, Fenner
& Smith Inc.................         35,000           53,716        35,000         32,732      --      --      20,984   --

Morgan Stanley Dean Witter
Convertible Securities Trust         65,000           60,788        65,000         60,788      --      --         --    --

New York Life Insurance
Company.....................        400,000          374,080       400,000        374,080      --      --         --    --

New York Life Insurance and
Annuity Corporation.........         55,000           51,436        55,000         51,436      --      --         --    --

North Dakota High Yield....          20,000           18,704        20,000         18,704      --      --         --    --

Northrop Grumman Corporation          3,100            2,899         3,100          2,899      --      --         --    --

Old America Insurance Company        12,000           11,223        12,000         11,223      --      --         --    --

Pacific Life Insurance Company       30,000           28,056        30,000         28,056      --      --         --    --

Peoples Benefit Life
Insurance Company...........        144,700          135,324       144,700        135,324      --      --         --    --

Peoples Benefit Life
Insurance Company (Teamsters
Separate Account)...........        113,000          105,678       113,000        105,678      --      --         --    --

Pilgrim Convertible Fund....         31,487           29,447        31,487         29,447      --      --         --    --

Pine Grove Enhanced Partners
V LLC.......................         27,600           25,812        27,600         25,812      --      --         --    --

Pitney Bowes Retirement
Fund........................        130,922          122,439       130,922        122,439      --      --         --    --

Putnam High Yield Trust.....         69,500           64,997        69,500         64,997      --      --         --    --

Putnam High Yield Advantage
Fund........................        159,400          149,071       159,400        149,071      --      --         --    --

Putnam High Income
Convertible and Bond Fund...          1,700            1,590         1,700          1,590      --      --         --    --


                                       -4-


                                                                         SHARES THAT
                                            SHARES                       MAY BE SOLD
                                         BENEFICIALLY                 PURSUANT TO THIS                  SHARES OWNED
                                            OWNED(1)                      PROSPECTUS                    AFTER OFFERING
                                    -------------------------   ------------------------------  ---------------------------
                                    SERIES D                       SERIES D                      SERIES D
                                    PREFERRED         COMMON       PREFERRED       COMMON        PREFERRED         COMMON
                                      STOCK          STOCK(2)        STOCK         STOCK           STOCK          STOCK(3)
                                    -------------------------   ------------------------------  ---------------------------
                                     No. of           No. of        No. of        No. of       of              No. of
SELLING SHAREHOLDERS                 Shares           Shares        Shares        Shares      Shares    %      Shares    %
--------------------                 ------           ------        ------        ------      ------ -------   ------  ----
Putnam Variable Trust-Putnam
VT High Yield Fund..........         58,700           54,897        58,700         54,897      --      --         --    --

Putnam Variable Trust-Putnam
VT Global Asset Allocation
Fund........................          1,900            1,777         1,900         1,777       --      --         --    --

Putnam Master Income Trust..         12,000           11,223        12,000        11,223       --      --         --    --

Putnam Premier Income Trust.         31,400           29,366        31,400        29,366       --      --         --    --

Putnam Diversified Income
Trust.......................        121,000          113,160       121,000       113,160       --      --         --    --

Putnam Convertible Opportunities
and Income Trust..............        1,600            1,497         1,600         1,497       --      --         --    --

Putnam Asset Allocation Funds-
Conservative Portfolio........        4,000            3,741         4,000         3,741       --      --         --    --

Putnam Funds Trust-Putnam
High Yield Trust II.........         89,600           83,794        89,600        83,794       --      --         --    --

Putnam Managed High Yield
Trust.......................          5,800            5,425         5,800         5,425       --      --         --    --

Putnam Strategic Income Fund          2,700            2,525         2,700         2,525       --      --         --    --

Putnam Variable Trust-Putnam
VT Diversified Income Fund..         17,700           16,553        17,700        16,553       --      --         --    --

Putnam High Yield Managed
Trust.......................          4,500            4,209         4,500         4,209       --      --         --    --

Putnam High Yield Fixed
Income Fund, LLC............          6,400            5,986         6,400         5,986       --      --         --    --

Q Opportunity Fund, LTD.....        697,100          651,928       697,100       651,928       --      --         --    --

Retail Clerks Pension
Trust #2....................         48,200           45,077        48,200        45,077       --      --         --    --

Robertson Stephens Inc......         35,000           32,732        35,000        32,732       --      --         --    --

Salomon Smith Barney Inc.....       326,900          305,717       326,900       305,717       --      --         --    --

Southport Management Partners
L.P.........................         20,000           18,704        20,000        18,704       --      --         --    --

Southport Partners
International Ltd...........        212,500          198,730       212,500       198,730       --      --         --    --

St. Albans Management
Partners L.P................        122,000          114,095       112,000       114,095       --      --         --    --

St. Claire International Ltd.        10,000            9,352        10,000         9,352       --      --         --    --

STI Capital Management......         44,700           41,804        44,700        41,804       --      --         --    --

Strategic Global Fund-High
Yield  Fixed Income (Putnam)
Fund........................          1,500            1,403         1,500         1,403       --      --         --    --

SunAmerica Series Trust, on
behalf of its Federated
Utility Portfolio...........         33,800           31,610        33,800        31,610       --      --         --    --

Sunset Life Insurance Company
of America..................         25,000           23,380        25,000        23,380       --      --         --    --

Susquehanna Capital Group...         74,700           69,860        74,700        69,860       --      --         --    --

Talvest High Yield Bond Fund         15,000           14,028        15,000        14,028       --      --         --    --

The Income Fund of America,
Inc..........................       650,000          607,880       650,000       607,880       --      --         --    --

The Maritime Life High Yield
Fund........................          5,000            4,676         5,000         4,676       --      --         --    --

Travelers Series Fund Inc.-
Putnam Diversified Income
Portfolio...................          1,700            1,590         1,700         1,590       --      --         --    --

Western Asset U.S. $ High
Yield LLC...................         40,000           37,408        40,000        37,408       --      --         --    --

Yield Strategies Fund I, LP...       20,000           18,704        20,000        18,704       --      --         --    --

Yield Strategies Fund II, LP...     120,000          112,224       120,000       112,224       --      --         --    --

Zurich HFR Master Hedge Fund
Index Ltd...................         20,500           19,172        20,500        19,172       --      --         --    --
                                 ----------       ----------    ----------    ----------     ------           ------
         Total..............     13,290,660       12,429,425    13,290,660    12,408,441       0              20,984


----------------------

(1) Includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date of this prospectus. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to the shares shown as beneficially owned.

(2) Includes shares of common stock issuable upon conversion of our Series D preferred stock. The Series D preferred stock is convertible into common stock at the conversion rate of .9352 shares of common stock for each share of Series D preferred stock. Does not include common stock that we may issue to the selling shareholders as dividends on our Series D preferred stock or in exchange for funds held in the deposit account. See "Summary - Description of Series D Preferred Stock."

(3) Based upon an aggregate of 191,239,850 shares of PSINet common stock outstanding as of November 6, 2000 and assuming the sale of all shares of Series D preferred stock offered hereby.